Exhibit 11.1


                        Consent of Independent Auditors
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                        Consent of Independent Auditors



The Board of Directors
DEVCAP Shared Return Fund:

We consent to the use of our reports for the DEVCAP Shared Returned Fund, dated September 15, 1998, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



                                        KPMG Peat Marwick LLP


Boston, Massachusetts
November 25, 1998